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                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                             200 East Randolph Drive                 EXHIBIT 5.1
                             Chicago, Illinois 60601

To Call Writer Direct:                                             Facsimile:
   312 861-2000                    312 861-2000                   312 861-2200


                                December 7, 2001



OSCA, Inc.
156 Commission Boulevard
Lafayette, Louisiana 70508


                           Re: OSCA, Inc.
                               Registration Statement on Form S-4
                               Registration No. 333-62102
                               ----------------------------------

Ladies and Gentlemen:

         We are acting as special counsel to OSCA, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of 7,900,000 shares (the "Shares") of its Class B Common Stock, par value $.01 per share (the "Class B Common Stock") under the Securities Act of 1933, as amended (the "Act"), pursuant to the above-referenced Registration Statement (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, and the authority of such persons signing on behalf of the parties thereto other than the Company. As to any facts material to the



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                               KIRKLAND & ELLIS


OSCA, Inc.
December 7, 2001
Page 2


opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

         Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (the "DGCL") and the federal law of the United States of America.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that, in our opinion:

         (1) The Company is a corporation existing and in good standing under the laws of the State of Delaware.

         (2) The Shares are duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

         We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

         This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the DGCL or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

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                               KIRKLAND & ELLIS


OSCA, Inc.
December 7, 2001
Page 3


         This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.


                                         Very truly yours,

                                         /s/ Kirkland & Ellis

                                         KIRKLAND & ELLIS